Exhibit 10.14

Cano Petroleum, Inc. The Oil & Gas Commerce Building 309 West Seventh Street, Suite 1600 Fort Worth, TX 76102
Phone (US) 817-698-0900	producing oil & gas
Toll Free 1-877-698-0900	in the USA
Fax 817-698-0796	for the USA

February 14, 2006

Energy Components SPC EEP Energy

Exploration and Production Segregated Portfolio

Grand Pavilion Commercial Centre

802 West Bay Road, Suite 14

George Town, Grand Cayman, B.W.I., Cayman Islands

Attention: Michael Proctor

Mitchell Energy Partners

7515 Greenville Avenue, Suite 905

Dallas, Texas 75231

Attention: Mynan C. Feldman

Facsimile: (469) 916-7489

UnionBanCal Equities, Inc.

445 S. Figueroa Street, 13th Floor

Los Angeles, CA 90071

Attention: Michael Ross

Facsimile: (213) 236-7619

Gentlemen:

Reference is made to that certain Subordinated Credit Agreement (the “Agreement”) dated as of November 29, 2005, by and among Cano Petroleum, Inc. (the “Borrower”), the lenders named therein, and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio (“Energy Components”), as Administrative Agent and Lender. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Agreement.

Borrower hereby notifies Energy Components, as Administrative Agent and Lender, and UnionBanCal Equities, Inc. (“UnionBanCal”), as Lender, that Borrower may not be able to comply with the covenant set forth in Section 5.01 of the Agreement, which requires that Borrower comply in all material respects with all material Legal Requirements. In connection with Borrower’s acquisition of W.O. Energy of Nevada, Inc. (“W.O.”), Borrower is required to file the financial statements of W.O. and the pro forma financial information required by Item 9.01(a-b) of Form 8-K by amendment (the “Amendment”) to the 8-K previously filed with the Securities and Exchange Commission on December 5, 2005 (the “8-K”). The required financial statements and pro forma financial information involve all of W.O.’s prior activities, including non-oil & gas activities that were specifically excluded from Borrower’s acquisition of W.O. (e.g. an airplane company and a hotel company). Additionally, Borrower and Borrower’s independent auditor have received no cooperation or support from W.O.’s external accountant in this matter. Such Amendment is required to be filed within 71 days after the date the initial 8-K was required to be filed (December 5, 2005), but Borrower will be unable to file the Amendment in a timely manner. Borrower intends to file the Amendment as soon as possible, but no later than 10 calendar days from the date hereof. As a result, Borrower is requesting that Energy Components, as Majority Lender, waive, for a period not to exceed ten (10) calendar days from the date hereof, the requirements of Section 5.01 of the Agreement, insofar and only insofar as such requirements

WWW.CANOPETRO.COM

pertain to the timely filing of the Amendment (the “Covenant”). By execution of this letter in the space provided below, Energy Components, as Majority Lender, hereby waives the Covenant according to the terms set forth herein.

Warmest regards,

/s/ Mike Ricketts
Mike Ricketts
Chief Financial Officer
Telephone Number: (817) 412-1349
Fax Number: (817) 334-0222

Accepted and Agreed to:

ENERGY COMPONENTS SPC EEP ENERGY
EXPLORATION AND PRODUCTION SEGREGATED
PORTFOLIO

By:	/s/ Mark A. Margason
Name:	Mark A. Margason
Title:	Duly Authorized Signer